Exhibit 10.24

Lease of Business Premises

This Lease, dated the              day of February, 2009

Between	WALTER ZIMMERER & SON (732) 842-9595 P.O. Box O 157 Broad Street, Suite #203 Red Bank, NJ 07701

Parties	herein referred to as the Landlord, and

BigString Corporation 3 Harding Road, Suite E Red Bank, NJ 07701

hereinafter referred to as Tenant,

WITNESSETH:  That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows, situated .in the Boro of Red Bank County of Monmouth and State of New Jersey

Premises
Being known as Suite 109, 1,426 square feet of office space on the first floor of the northwest side, together with the use in common with other tenants of lavatories, corridors and elevators, in the building known as 157 Broad Street, Red Bank, New Jersey.

Term
The term of this demise shall be for One Year, One Month*

*Landlord shall have the premises at affable for occupancy on March 1, 2009 and there shall be no rent due until April 1, 2009.

Beginning March 1, 2009 and ending March 31, 2010

The rent for the demised terms shall be Twenty Seven Thousand Six Hundred and 00/100 ($27,600.00)

The said rent is to be payable monthly in advance on the first day of each calendar month for the term hereof, in installments as follows:

Payment of Rent	4/1/09-3/31/10= $2,300.00 at the office of Walter Zimmerer & Son, P.O. Box O, Red Bank, NJ 07701 or as may be otherwise directed by Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:
Peaceful Possession
First. – The Landlord covenants that the Tenant on paying the said rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

Purpose
Second. –  The Tenant covenants and agrees to use the demised premises as a

General Office

And agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the landlord endorsed hereon.

Default in Pay- ment of Rent	Third. – The Tenant shall, without any previous demand therefore, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-

Abandonment Of Premises Re-entry and Reletting by Landlord Tenant Liable for Deficiency Lien of Landlord to Secure Performance Attorney’s Fees
payment of said rent, or any installment thereof, at the times and in the manner above provided, and if the same shall remain in default for ten days after becoming due, or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, the Landlord or its agents shall have the right to and may enter the said premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages therefore, and may relet the premises as the agent of the Tenant, and receive the rent therefore, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited.  Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease.  For the purpose of reletting, the landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition.  The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all expenses of such reletting.  If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting.  The tenant shall not be entitled to any surplus accruing as a result of the reletting.  The Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist on all personal property of the Tenant in or upon the demised premises, to secure payment of the rent and performance of the covenants and conditions of this lease.  The Landlord shall have the right as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment.  The Tenant agrees to pay, as additional rent, all attorney’s fees and other expenses incurred by the Landlord in enforcing any of the obligations under this lease.

Sub-letting and Assignment
Fourth. – The Tenant shall not sub-let the demised premises nor any portion thereof, nor shall this lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon.  If tenant needs to sublet, landlord must first be consulted and any sub-let will be considered only at current market rates.  Administrative costs and brokerage commission will he charged for re-letting by Landlord.

Conditions of Premises, Alterations and Improvements Termination Inflammable Materials
Fifth. – The Tenant has examined the demised premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agent as to the present or future condition of the said premises.  The Tenant shall keep the demised premises in good condition, and shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good appearance.  The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reasonable use thereof will permit.  The Tenant shall not make any alterations, additions, or improvements to said premises without the prior written consent of the Landlord.  All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant.  The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter.

Mechanics’ Liens
Sixth. – In the event that any mechanics’ lien is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty days notice to Tenant, may terminate this least and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder.

Insurance
Seventh. – Tenant  shall obtain, pay for, and keep in effect, for the benefit of the Landlord and the Tenant, Public Liability Insurance on the Rental space.  The insurance company must be acceptable to the Landlord, provided Landlord shall act reasonable in judging such company’s acceptability.  The coverage must be at least the minimum amount of $1,000,000.00 under this Lease.   Landlord shall be named as an additional insured on such policy.  All such policies shall state that the insurance company cannot cancel or refuse to renew without at least ten (10) days written notice to the Landlord.  Tenant shall deliver a certificate of insurance to the Landlord, with proof of full payment of the first year’s premium prior to Landlord granting access to the premises to the Tenant.  Tenant shall deliver a renewal certificate of insurance to Landlord not less than 15 days before the expiration date of each policy.  Landlord and Tenant shall each obtain their own insurance for fire and other casualty as to that property in which that party has an insurable interest.

Glass
The Tenant agrees to replace at the Tenant’s expense any and all glass that may become broken in and on the demised premises.  Plate glass and mirrors, if any, shall be insured by the Tenant at their full insurable value in a company satisfactory to the Landlord.

Liability of Landlord
Eighth. – The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of an existing or future condition, detect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property.  The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises.  The tenant at his own expense shall supply a business liability insurance certificate stating landlord as an additional insured to the landlord, with minimum liability coverage in the amount of $1,000.000.00.  All policies shall state that the insurance company cannot cancel or refuse to renew without at least 10 days written notice to the Landlord.

Services and Utilities
Ninth. – Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows:  water by the Landlord; electricity by the Tenant; heat by the Tenant; air conditioning by the Tenant, hot water by the Landlord;

Tenants shall be responsible directly to the Landlord for their 38% share of the electrical usage from the Jersey Central Power & Light Co. (JCP&L) for Meter No. G28742896. Landlord shall keep the bill in their name and invoice Tenant on a monthly basis for their share.

The Landlord shall not be liable for any interruption or delay in any of the above services for any reason.
It is understood that the trash is picked up each evening from a container provided by Landlord in designated area of parking lot.  Tenant shall deposit their office trash in said container.  *See paragraph #29.

Right to Inspect and Exhibit
Tenth. – The Landlord, or its agents, shall have the right to enter the demised premises at reasonable hours in the day or night, to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the premises a suitable “For Sale” sign.  For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants, and may place the usual “To Let” signs thereon.

Damage by Fire, Explosion the Elements or Otherwise
Eleventh. – In the event of the destruction demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or shall the demised premises be so badly injured that the same cannot be repaired within ninety days from the happening of such injury, then and in such case the terms hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damaged or destruction, and the Tenant shall immediately surrender said premises and all the Tenant’s interest therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may reenter and re-possess the premises thus discharge from this lease and may remove all parties therefrom.  Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety days front the happening of said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed.  But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

Observation Of Laws, Ordinances, Rules and Regulations
Twelfth. – The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to to be conducted by the Tenant in the demised premises.  The Tenant agrees not to do or permit anything to be done in said premises. or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein, or which will obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance polices upon said improvements or any part thereof.  In the event of any increase in insurance premiums resulting from the Tenant’s occupancy of’ the premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as additional rent.

Signs
Thirteenth. – No sign, advertisement or notice shall be affixed to or placed upon any part of the demised premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord.

Subordination of Mortgages and Deeds of Trust
Fourteenth. – This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which the premises are a part.  The Tenant agrees to execute, at no expense to the Landlord, any any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

Sale of Premises
Fifteenth. – In event of the sale by the Landlord of the demised premises, or the property of which said, premises are a part, the landlord or the purchaser may terminate this lease on the thirtieth day of April in any year upon giving the Tenant notice of such termination prior to the first day of January in the same year.

Rules and Regulations of Landlord
Sixteenth. – The rules and regulations regarding the demised premises, affixed to this lease, if any, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant’s employees, agents and customers.  The Landlord. reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease.  Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises.

Violation of Covenants, Forfeiture of Lease, Re- entry of Landlord Non-waiver or Breach
Seventeenth. – In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within ten days after notice thereof given to the Tenant, this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice of demand.  The Landlord rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid.  No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the landlord to declare this least null and void and to re-enter upon the demised premises after the said breach or violation.

Notices
Eighteenth. – All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises shall be in writing.  If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by registered mail, addressed to the Tenant at the demised premises, or to lease a copy thereof with a person of suitable age found on the premises, or to pose a copy thereof upon the door to said premises.  Notices from the Tenant to the Landlord shall be sent by registered mail or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

Bankruptcy, Insolvency, Assignment for Benefit of Creditors
Nineteenth. – In is further agreed that if at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, then the Landlord may, at its option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant’s estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant’s legal representatives.

Holding over by Tenant
Twentieth. – In the event that the Tenant shall remain in the demised premises after the expiration of the term of this tease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease.  The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate of $4,000.00 per month.

Eminent Domain, Condemnation
Twenty-first. – If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

Security
Twenty-second. – The Tenant has this day deposited with the Landlord the sum of $4,600.00* as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant’s part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all the said terms, covenants and conditions on Tenant’s part to be performed.  In the event of a bona fide sale, subject to this lease, the landlord shall have the right to transfer the security to the vendor for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security, and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.  The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.  No portion of the security deposit, deposited here under $4,600.00* may be applied by tenant against any rental obligation due here under. *5,670.00 is on hand under a prior lease.  $1,070.00 shall be returned to Tenant upon the execution of this lease.

Arbitration
Twenty-third. – Any dispute arising under this lease shall be settled by arbitration Then Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator.  The findings and award of the three arbitrators thus chosen shall be final and binding on the parties hereto.

Delivery of Lease	Twenty-fourth. – No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant.

Lease Provisions Not Exclusive	Twenty-fifth. – The foregoing rights and remedies are not intended to be exclusive but a additional to all rights, and remedies the Landlord would otherwise have by law.

Leasing Binding On Heirs, Successors, Etc.
Twenty-sixth. – All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.  However, in the event of the death of the Tenant, if an individual, the Landlord may, at its option. terminate this lease by notifying the executor or administrator of the Tenant at the demised premises.

Tenant	Twenty-seventh. – This lease and the obligation of Tenant to pay rent hereunder and perform all

Obligation
of the other covenants and agreements hereunder on part of tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by the war.

No Oral	Twenty-eighth. – This instrument may not be changed orally.
Changes
Trash & Recycle
Twenty-ninth. – It is understood that Tenant shall comply with the trash & recycling program as outlined and enforced by the Boro of Red Bank and by the Landlord.  It is understood that trash is picked up each evening by Boro of Red Bank from a deposit container provided by landlord in designated area of parking lot.  Tenant shall deposit his office trash in said container.

Late Payment
Thirtieth. – In every case in which Tenant is required by the terms of this lease to pay Landlord a sum of money and payment is not made within ten (10) days after the same becomes due, a penalty of 5% shall be paid as additional rent along with the sum of money owed.  Interest on Late Payment - If any sum of money is not paid within 30 days, interest shall also be payable from the first due date at the rate of (18%) per annum calculated on a per diem basis until paid.  However, if the amount of interest payable to the forgoing exceeds the maximum rate allowed by law, then interest on said unpaid sums shall accrue at the maximum rate allowed by law.  Landlord may at its option, cause such late charge to be added to and become a part of the next succeeding monthly installments of fixed rent to be made pursuant here to.  Any payment made shall 1st be applied to late fees, interest and other charges then to current rents.

Chair Pads	Thirty-first. – Chair desk pads must be used on the carpet under all rolling type chairs to preserve flooring.

Bulb Replacement
Thirty-second. – Tenant shall be responsible for the cost of replacement of all standard lamps and bulbs and all ballast used by tenant in the Demised Premises.  The building management does provide such service and tenant will be billed appropriately when service is used.

Smoke-Free Building	Thirty-third. – This building is a SMOKE FREE building. All Tenants and their invitees are required to comply.

Parking
Thirty-fourth. – It is understood that 3 parking spaces shall be made available for Tenant in the 3 Harding Road/Hudson St. parking lot and their employees on an ‘as available’ basis in the lot known as 195 Broad Street, Red Bank, only.

Lock Changes
Thirty-fifth. – Landlord shall have a key for access to the entire subject premises at all times.  Landlord may enter the premises at all times.  If Tenant changes locks the new keys must be keyed to the Landlord’s masterkey.

Notification at End of Lease Term	Thirty-sixth. – Tenant shall notify Landlord 3 months (1/1/10) prior to expiration of this Lease if he intends to vacate premises at the expiration of this Lease.

Fire Alarms
Thirty-seventh. – Tenant is aware that the building has a hard-wired, central station monitored smoke and heat detection system.  Tenant, is aware that any call to the central station that originates from the tenant’s demised premises and is a result of negligence of the tenant, the tenant will be responsible for any fine that the Boro of Red Bank or the Fire Marshal’s office may impose for response to said alarm.

Signatures	The landlord and the tenant agree to the terms of this Lease by signing below. If a party is a corporation, this Lease is signed by its proper corporate officers and its corporate seal is affixed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year aforesaid.